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                                                                   EXHIBIT 23.01


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3, No. 333-65743) and related Prospectus of Quintiles Transnational Corp. for the registration of 1,209,784 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1998, except for Note 3, as to which the date is September 9, 1998, with respect to the consolidated financial statements of Quintiles Transnational Corp., included in its Current Report on Form 8-K dated January 27, 1999 filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP


Raleigh, North Carolina
February 16, 1999